As filed with the Securities and Exchange Commission on March 23, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Avalo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-0705648
(State or other Jurisdiction	(I.R.S. employer identification number)
of Incorporation or Organization)

1500 Liberty Ridge Drive, Suite 321 Wayne, Pennsylvania 19087
(Address, including zip code, of registrant’s principal executive offices)

Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan

Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan

(Full title of the plans)

Christopher Sullivan, Chief Financial Officer

Avalo Therapeutics, Inc.

1500 Liberty Ridge Drive, Suite 321

Wayne, Pennsylvania 19087

(410) 522-8707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Rachael Bushey, Esq. Jennifer Porter, Esq. Goodwin Procter LLP 3025 John F. Kennedy Boulevard, 8th Floor Philadelphia, PA 19104 (445) 207-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register:

•	an additional 1,865,256 shares of common stock issuable pursuant to the Avalo Therapeutics, Inc. (the “Registrant”) Fourth Amended and Restated 2016 Equity Incentive Plan (the “2016 Stock Plan”); and

•	an additional 373,051 shares of common stock of the Registrant pursuant to the Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan (the “ESPP”);

all of which are securities of the same class for which Registration Statements on Form S-8 are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 20, 2016 (File No. 333-211490), May 20, 2016 (File No. 333-211491), August 10, 2018 (File No. 333-226767), August 6, 2020 (File No. 333-241661), May 13, 2021 (File No. 333-256082), May 13, 2021 (File No. 333-256083), November 7, 2022 (File No. 333-268199), May 4, 2023 (File No. 333-271655), November 7, 2024 (File No. 333-283047), May 12, 2025 (File No. 333-287175), May 12, 2025 (File No. 333-287176), and November 6, 2025 (File No. 333-291304) including periodic and current reports filed after the previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The additional shares are the result of the annual automatic increase provision of the 2016 Stock Plan and the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2018).
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 26, 2021).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 7, 2022).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 28, 2023).
4.5	Avalo Therapeutics, Inc. Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 20, 2025).
5.1*	Opinion of Goodwin Procter LLP.
10.1	Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2024).
10.2	Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2024).
10.3	Avalo Therapeutics, Inc. 2025 Inducement Award Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 10-Q filed on November 6, 2025).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement on Form S-8).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on the 23rd day of March, 2026.

AVALO THERAPEUTICS, INC.

By:	/s/ Christopher Sullivan
Name:	Christopher Sullivan
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Garry A. Neil and Christopher Sullivan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Garry A. Neil, M.D.	Chief Executive Officer and Director	March 23, 2026
Garry A. Neil, M.D.	(Principal Executive Officer)

/s/ Christoper Sullivan	Chief Financial Officer	March 23, 2026
Christopher Sullivan	(Principal Financial and Accounting Officer)

/s/ Michael Heffernan	Director and Chairman	March 23, 2026
Michael Heffernan

/s/ Mitchell Chan	Director	March 23, 2026
Mitchell Chan

/s/ Jonathan Goldman, M.D.	Director	March 23, 2026
Jonathan Goldman, M.D.

/s/ Rita Jain, M.D.	Director	March 23, 2026
Rita Jain, M.D.

/s/ Aaron Kantoff	Director	March 23, 2026
Aaron Kantoff

/s/ Gilla Kaplan, Ph.D.	Director	March 23, 2026
Gilla Kaplan, Ph.D.

/s/ Kevin Lind	Director	March 23, 2026
Kevin Lind

/s/ Samantha Truex	Director	March 23, 2026
Samantha Truex